Exhibit 10.29

                                                                          Willis



Contract of Employment

                            Private and Confidential



























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                             Contract of Employment

The information contained in this document includes the requirement of a statement of the terms and conditions of your employment in accordance with the Employment Rights Act 1996.

This agreement is made on 11 August 2005 and is between



Name                            Pat Regan

and

Company                         Willis Limited


The main terms and conditions of your employment are set out below. For further details of these and other matters including our Ethical Code, please refer to the Global Policy manual and the Associate Handbook. For the avoidance of doubt, the terms set out in this Contract of Employment take precedence over the Global Policy Manual and the Associate Handbook and offer letter. The contents of the Associate Handbook and Global Policy Manual do not form part of your Contract of Employment, but are indicative of Company Policy and Procedure. The Company reserves the right to vary these Policies and Procedures from time to time.


Date this Employment Begins:    To be agreed
Date Continuous Employment
Begins:                         To be agreed

                                Employment prior to this date with any previous employer does not count as part of your continuous employment with the Company. This date is not necessarily the date used to determine your entitlement to certain benefits. Current Job Title: Chief Financial Officer

                                You may be transferred to any other job in the Group which in the reasonable opinion of the Company would be suitable, on terms and conditions no less favourable than those set out in this document.

Location:                       Ten Trinity Square, London

                                You may be transferred to any other office in the Group. Your agreement to such a transfer will be sought unless in the reasonable opinion of the Company, the transfer does not necessitate you having to move home address.

Salary:                         (pound)265,000 per annum

                                Your salary will be paid monthly in arrears by direct transfer to your bank account. Your salary will be reviewed annually.


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Hours of Work:                  Your normal hours of work are 35 hours per
                                week, 09:30 - 17:30, Monday to Friday each week (but excluding public holidays) or as agreed locally by Management and/or local practice.

                                Unless otherwise agreed, these hours shall include one hour for lunch to be taken at a time agreed with your Manager or Director.

                                You will be expected to work such additional hours as necessary to meet the demands of the business. You may also be required to vary the pattern of your working hours as necessitated by changing commercial needs, if in the reasonable opinion of the Company it is practicable for you to comply. Any additional hours worked are subject to the provisions of the Working Time Regulations 1998 and any amendment(s) to the Regulations thereof.

Employment Obligations:         During your working hours you must devote the
                                whole of your time, attention and ability to the business of the Company and at all times you must promote the interest and general welfare of the Group.

                                        Whilst this Contract is in force you may
                                not take any outside employment or engage in any business without prior written agreement of your Partners Group Member nor may your additional employment render your total working time in breach of the Working Time Regulations.



                                You are not permitted to engage in any activity, which might interfere with the performance of your duties or cause a conflict of interest.

Duty of Confidence:                     During and after the termination of
                                this Contract you must keep with inviolable secrecy and may not use for any purpose nor reveal to anyone (other than those whose province it is to know the same) any secret or confidential information entrusted to or discovered by you. This includes but is not limited to information concerning the Company's business, operations, products, markets, trade secrets, technical know how, product formulations or techniques, names or lists of employees, Clients or Prospective Clients and their insurance or commercial affairs or any other matters pertaining to them and revealed to you in the course of your employment which has not come into the public domain. This duty applies without time limit.



                                For further guidance, the provisions concerning Confidential Information are set out in full in the Global Policy Manual.

Copyright, Inventions
and Patents                             You must promptly disclose to the
                                Company all ideas, concepts, works, methods, discoveries, improvements, inventions or designs which you create or produce either alone or with others (except those created or produced wholly outside working hours which are totally unconnected with your employment) ("the Works"). All and any rights of whatever nature in each such Work shall belong absolutely to the Company and you shall hold the same in trust for the Company until such proprietary rights shall be fully and absolutely vested in the Company. The Company shall be entitled to make such modifications or adaptations to or from any of the Works as it shall in its absolute discretion determine.



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                                        You hereby assign to the Company with
                                full title guarantee by way of assignment all present and future copyright, database rights, design rights (whether registered or unregistered) and other proprietary rights (if any) and all rights of action for damages for infringement of such rights for the full term thereof and any renewals and extensions thereof throughout the world and you hereby waive in favour of the Company all moral rights conferred on you by chapter 4 of part 1 of the Copyright Designs and Patents Act 1988 in relation to any of the Works and at the request and expense of the Company you shall do all things and execute all documents necessary or desirable to substantiate the rights of the Company in the Works.

Other Obligations:
                                        If you are in grade 9 or above, and
                                personally deal with any Client or Prospective Client in the course of your duties, you shall not without the prior written consent of the Company for a period of 12 months after the termination of your employment, other than after the wrongful termination of your employment by the Company, whether on behalf of yourself or any other person, firm or company in competition with the Company or the Group, directly or indirectly:



                                        (i) solicit Business from; or



                                        (ii) seek to procure orders from; or



                                        (iii) transact or handle Business or
                                        otherwise deal with; or


                                        (iv) approach, canvass or entice
                                        away from the Group the Business of


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                                        any Client of the Group with whom you
                                have personally dealt in the course of your duties at any time during the 12 months prior to the termination of your employment. The period of this restriction shall be reduced after the date your employment ends by a period equal in length to any period of lawful suspension from your duties or exclusion from any premises of the Company during any period of notice.



                                        The restrictions set out in sub
                                paragraphs (i) and (ii) above shall apply as if the references to the "Prospective Client" were substituted for references to the "Client".



                                        If you are in grade 9 or above, you
                                shall not for a period of 6 months after the lawful termination of your employment directly or indirectly induce or seek to induce any employee of the Group with whom you have worked in the 12 months preceding the termination of your employment (excepting a clerical and secretarial employee) to leave its employment where the departure of that employee (whether alone or in conjunction with the departure of other employees who are members of a team in which you performed duties) would do material harm to the Group and where the departure is intended for the benefit of you or your new employer or any other organisation carrying on a business in competition with the Group.



                                        Each of the above restrictions
                                constitutes an entirely separate and distinct covenant and the invalidity or unenforceability of any such Covenant shall not affect the validity or enforceability of the remaining covenants.





                                        The details of all your obligations are
                                contained in the Global Policy Manual and the Associate Handbook and the terms herein should be read in conjunction with those in the Global Policy Manual and Associate Handbook.



Pension Scheme:                         The Group operates the Willis Pension
                                Scheme. Full details regarding the current eligibility conditions, contributions and benefits are provided in the Scheme Booklet. With effect from 1 April 2004 Associates joining the Group automatically join the Scheme and by accepting this Contract authorise pension contributions to be deducted from salary, unless an opt out election is made.

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                                        Membership of the Scheme is subject to
                                the Scheme Trust Deed and Rules. Benefits may be restricted by the limits set by the Inland Revenue. The employment of Scheme members is covered by a Contracting-out certificate.


Absence from Work:                      Your entitlement to payments whilst
                                you are absent from work, and the procedure that you should follow if you are unable to attend the office for any reason are contained in the Associate Handbook.


Medical Examination:                    The Company reserves the right to
                                require you at any time to submit yourself for examination by a doctor appointed by the Company at the Company's expense.



Holidays:                       Grades 1 - 8 inclusive         23 days per annum



                                Grade 9 and above              25 days per annum



                                        The holiday year runs from 1 January to
                                31 December. Holiday entitlement increases by 1 day for every year's completed service at the previous 31 December up to a maximum of 25 days. Please refer to the Associate Handbook for your pro rata entitlement in year of joining and of leaving. Payment will be made for Public Holidays.



                                        For part-time staff, holiday entitlement
                                and entitlement to payment for Public Holidays, is pro-rata, as outlined in the Associate Handbook.



Employee Benefits:                      The Details and eligibility rules of
                                Employee Benefits to which you may be entitled are contained in the Associate Handbook.



Termination of
Employment:                     a) You may terminate your employment by giving
                                   written notice as follows:


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                                Grades 1 - 8 inclusive



                                Up to 4 weeks continuous service        - 1 week

                                Over 4 weeks continuous service        - 4 weeks



                                Grades 9 - 11 inclusive               - 3 months



                                Grades 12 and above                   - 6 months















                                b) If your employment is terminated by the
                                   Company you will receive written notice as follows:



                                Grades 1 - 8 inclusive



                                Up to 4 weeks continuous service        - 1 week

                                Up to 4 years continuous service       - 4 weeks

                                From 5 to 12 years continuous
                                service                                 - 1 week
                                                                for each year of
                                                               completed service

                                Over 12 years continuous
                                service                               - 12 weeks



                                Grades 9 - 11 inclusive               - 3 months



                                Grades 12 and above                   - 6 months

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                                c) This agreement will automatically terminate
                                   on the Normal Retirement Date under the Rules of the Willis Pension Scheme.



                                d) The Company shall not be obliged to provide
                                   you with work at any time after the notice of termination is given by either party and the Company may in its absolute discretion take one or more of the following steps in respect of all or part of the unexpired period of notice (provided that this shall not amount to more than 6 months if the notice period is longer):


                                   i)   require you to comply with such
                                        conditions as the Company may specify in relation to attending or remaining away from the place of business of the Company;

                                  ii)   Assign you to such other duties as the
                                        Company shall in its absolute discretion determine;

                                 iii) Withdraw any powers invested in you or suspend or vary any duties or responsibilities assigned to you.


                                e) On termination of the Contract for whatever
                                   reason you must return to the Company all reports, documents, computer disks, working papers and any other information (in whatever form) received in the course of your employment. In addition all other Group property must be returned.


Company Procedures:                     The Associate Handbook and the
                                Global Policy Manual contain details of the Company Procedures affecting your terms and conditions of employment, including our Ethical Code, the Equal Opportunities Policy, Performance Improvement, Disciplinary, Appeals and Grievance procedures which should be read in conjunction with your Contract of Employment.



                                        These documents are available in
                                electronic format on the Company's intranet site. It is your responsibility to familiarise yourself with these documents, and to note amendments of which you will be advised from time to time.



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                                        You are specifically advised that it
                                is your responsibility to comply with the Company's policies, rules and procedures, including those contained within the Willis Excellence Model and other compliance documents, as varied or supplemented by it from time to time. Failure to comply with the Company's policies, rules and procedures will be a disciplinary offence and be dealt with in accordance with the Company's disciplinary procedures.


Regulatory Requirements:                You are required to comply with all
                                reasonable requests, instructions and
                                regulations (whether statutory or otherwise) which apply to your employment from time to time including any relevant requirements of the FSA and/or any other relevant regulator. It is your responsibility to familiarise yourself with all such regulations and requirements as made available to you by the Company.



                                        It is a condition of your employment
                                that you demonstrate and maintain competence for the role you carry out, through the initial completion and passing of relevant modules of Insurance Essentials, and of any other training packages and tests introduced by the Company from time to time thereafter. In the event of you failing to maintain and demonstrate competence for your role the Company will follow the Performance Improvement Procedure.


Data Protection:                        In order to meet statutory requirements,
                                the Company, as your employer, is required to collect, process and retain information, which the Data Protection Act 1998 defines as sensitive personal data. By signing this Contract you are expressly agreeing to the Company collecting, processing and retaining the following information relating to:



                                a) Ethnic origin - to ensure equality of
                                    opportunity;

                                b) Physical or mental health or condition - as
                                   part of sickness records;

                                c) Disabilities - to facilitate adaptations in
                                   the workplace; and

                                d) Criminal convictions - to comply with the
                                   Rehabilitation of Offenders Act.

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                                        This information, which will be
                                held securely by Human Resources and, where applicable, Occupational Health departments, is processed in accordance with the principles set out in the Data Protection Act. You have the right to inspect such information and, if necessary, require corrections to be made if the information held about you is inaccurate. Should you wish to inspect or amend any sensitive personal data held about you, then please contact Human Resources.



                                        The Company has an integrated Global
                                Payroll and HR database the server for which is located in the US. By accepting this contract you agree that the Company may input relevant personnel records into these databases, which will be transferred to the US for processing. The US does not have equivalent data protection law to that of the UK, however it is the Company's policy to maintain the same rigorous standards with regard to the processing of data in the US as in the UK.


Collective Agreements:                  There are no collective agreements in
                                force that will affect your employment with the Group.




This Agreement or attachments to this agreement supersedes any existing or prior arrangements between you and the Company or any subsidiary or associated Company of Willis Limited. In the event of differing terms, this Contract of Employment will prevail.

Definitions:

For the purposes of this contract the following definitions shall apply:

"Group" means the Company and any holding company or subsidiaries of the Company or any such holding company from time to time.

"Client" means any person, firm, company or other organisation who or which as at the date your employment terminates or at any time during the 12 months prior to that date:


i) gives or is in the habit of giving instructions directly or through an Intermediary to the Company or any other company in the Group concerning the Business; or

ii) is supplied or is in the habit of being supplied directly by the Company or any company in the Group or indirectly through an Intermediary with services relating to the Business; or

iii) is an insured or reassured or an Intermediary having influence over the introduction or facilitation or securing of the Business with the Company or any other company in the Group.


"Business" means the business of a type carried on by the Company or by any other company in the Group at the date your employment terminates, including but not limited to the placing or broking of insurance or reinsurance world-wide and ancillary services, the provision of risk management or risk transfer advice or due diligence on mergers and acquisitions.

"Intermediary" means any person, firm or company by or through or with whom or which the Business is introduced and/or facilitated on behalf of an insured or reassured whether or not such intermediary derives any financial benefit from the arrangement.

"Prospective Client" means any person, firm, company or other organisation engaged in substantive negotiations (which have not yet finally been concluded) with the Company or with any other company in the Group in the 12 month period up to the date your employment terminates for the supply of services by the Company or any other company in the Group in relation to the Business.

"Global Policy Manual" means the Willis Group Holdings Limited Global Policy Manual.

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Signed for and on behalf
of the Company:
                                        N Betteridge      19 August 2005


I have read and understood the Terms and Conditions stated in the Contract of Employment document and I confirm my acceptance of them.


Signed:                                 /s/ P C Regan

Date:                                   18 August 2005

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